Exhibit 5.1

JONES DAY
2, rue Saint Florentin
75001 Paris
France

October 6, 2010

EDAP TMS
Parc d’activité de la Poudrette Lamartine
4, rue du Dauphiné
69120 Vaulx-en-Velin, France

  Re: Ordinary Shares and Warrants of EDAP TMS

Ladies and Gentlemen:

We are acting as special French counsel for EDAP TMS, a French société anonyme (the “Company”) in connection with the authorization of the sale from time to time, on a delayed or continuous basis, by the Company of up to $9,000,000 of:

(i)              ordinary shares of the Company (“Ordinary Shares”) and

(ii)              warrants to purchase Ordinary Shares (the “Warrants” and together with the Ordinary Shares, the “Securities”)

as contemplated by the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) to which this opinion has been filed as an exhibit. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to the Ordinary Shares, when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of Ordinary Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, each of the Ordinary Shares will be validly issued and fully paid.

2. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Warrants, the terms of the offering of the Warrants and related matters, and (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, and upon payment of the consideration approved by the Board, the Warrants will be validly issued.

In rendering the foregoing opinion, we have assumed that (a) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act; (b) the resolutions authorizing the Company to issue, offer and sell the Securities as adopted by the Board and the shareholders’ general meeting will be in full force and effect at all times at which the Securities are issued, offered or sold by the Company, (c) the definitive terms of the Warrants will have been established in accordance with the authorizing resolutions adopted by Board and as applicable, the Company’s by-laws and applicable law; and (d) the amount of Securities issued will remain within the limits of the then authorized but unissued amounts of such Securities.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Company. We are members of the Paris bar and this opinion is limited to the laws of the French Republic. This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the French Republic.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Jones Day